SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Under Rule 14a-12

PDF SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PDF SOLUTIONS, INC.

333 West San Carlos Street
Suite 700
San Jose, CA 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2003

       On Friday, May 16, 2003, PDF Solutions, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the San Jose Marriott Hotel, located at 301 South Market Street, San Jose, California 95113. The meeting will begin at 1:30 p.m. local time.

      Only stockholders who owned stock at the close of business on April 4, 2003 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect two Class II nominees to the Board of Directors to serve for a three-year term expiring on the Annual Meeting of Stockholders that occurs after December 31, 2005 or until such directors’ respective successors are duly elected and qualified.

•	Approve the amendment of the 2001 Stock Plan to increase the annual grant of options to non-employee directors from 7,500 shares per year to 10,000 shares per year.

•	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

•	Transact any other business properly brought before the meeting.

      You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

      Our Board of Directors recommends that you vote in favor of each of the three proposals outlined in this Proxy Statement.

      We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please either mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided or vote your shares by telephone or via internet to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote via telephone or the internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

      At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

PETER COHN
Secretary

San Jose, California

April 10, 2003

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT OF THE 2001 STOCK PLAN TO INCREASE THE ANNUAL GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS FROM 7,500 SHARES PER YEAR TO 10,000 SHARES PER YEAR
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH

PDF SOLUTIONS, INC.

333 West San Carlos Street
Suite 700
San Jose, CA 95110

PROXY STATEMENT
FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2003

       Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      The Board set April 4, 2003 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. On the record date, there were 23,125,736 shares of our common stock outstanding.

      Voting materials, which include this Proxy Statement, a proxy card and the 2002 Annual Report, will be mailed to stockholders on or about April 15, 2003.

      In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to PDF Solutions, Inc.

•	“Annual Meeting” or “Meeting” means our 2003 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

      We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

      The Annual Meeting is being held on Friday, May 16, 2003 at 1:30 p.m. local time at the San Jose Marriott Hotel, located at 301 South Market Street, San Jose, California 95113.

      All stockholders who owned shares of our stock as of April 4, 2003, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

      You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 4, 2003, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint John K. Kibarian and P. Steven Melman as your representatives at the meeting. John K. Kibarian and P. Steven Melman will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card or vote your shares by telephone or via internet in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year’s Annual Meeting

      You are being asked to vote on:

•	The election of two Class II directors to serve on our Board of Directors.

•	The amendment of the 2001 Stock Plan to increase the annual grant of options to non-employee directors from 7,500 shares per year to 10,000 shares per year.

•	The ratification of our appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

      The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail

      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting

      We will pass out written ballots to anyone who wants to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically

      If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

You may change your mind after you have returned your proxy card

      If you change your mind after you return your proxy card or submit your proxy by telephone or the internet, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.

Quorum Requirement

      Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card or voted by telephone or the internet.

      A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

      If your shares are held in your name, you must return your proxy card or vote by telephone or internet (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in “street name” and you do not return your proxy card or vote by telephone or internet, your stockbroker may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

      We encourage you to provide instructions to your stockbroker by returning your proxy card or voting by telephone or the internet. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST a proposal for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

      Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as directors. The approval of the amendment to our 2001 Stock Plan and the ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting.

Vote Solicitation; Use Of Outside Solicitors

      PDF Solutions, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

Voting Procedures

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe, our transfer agent, and transmitted to P. Steven Melman, our Chief Financial Officer, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

      The shares represented by the proxy cards received, properly marked, dated, signed and represented by votes cast using the telephone or internet and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2002, which we will file with the SEC. You may obtain a copy free of charge from our Internet web site at www.pdf.com, by contacting our Investor Relations Department at (408) 280-7900 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

      We do not know of any business to be considered at the 2003 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to John K. Kibarian and P. Steven Melman to vote on such matters at their discretion.

Proposals For 2004 Annual Meeting

      To have your proposal included in our proxy statement for the 2004 Annual Meeting, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by 120 calendar days before the anniversary of the date this year’s proxy statement is “released to shareholders” (i.e., the mailing date) to the attention of our Secretary, PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110.

      Alternatively, our Bylaws provide that a proposal that the stockholder delivers or mails to our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s meeting shall be timely received; provided, however, that if the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date and less than 60 days notice of the date of the meeting is given to stockholders, to be timely, the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the notice of meeting was mailed.

      If you submit a proposal for the 2004 Annual Meeting after the date that is less than 120 days prior to April 15, 2004 or the anniversary date of the mailing of this year’s proxy statement, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2004 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      We have nominated two candidates for election to the Board this year. Detailed information on each of the nominees is provided below.

      The Board is divided into three classes with each director serving a three-year term and one class being elected at each year’s Annual Meeting of stockholders. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each Class II nominee listed has consented to serve as a director.

Vote Required

      If a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class II directors for the ensuing three-year term. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

      The Company’s Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Pursuant to the Company’s Bylaws, the Board has set the number of Directors at five, consisting of two Class I directors, two Class II directors and one Class III director. Two Class II directors are to be elected at the Annual Meeting. These Class II directors will hold office until the Annual Meeting that occurs after the fiscal year ending December 31, 2005 or until their successors have been duly elected and qualified. The terms of the Class I and Class III directors will expire at the Annual Meeting of Stockholders next following the fiscal years ending December 31, 2004 and December 31, 2003, respectively.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, each of whom currently is a director of the Company. In the event that a nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill such vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

      Set forth below are the names of, and certain information as of April 10, 2003 about, the nominees for and current Class II directors and the current Class I and Class III directors with unexpired terms.

Name	Age	Principal Occupation

Nominees for and Current Class II Directors
Lucio L. Lanza	58	Managing Director, Lanza techVentures
Kimon Michaels, Ph.D.	36	Vice President, Integration Practice and Director of PDF Solutions, Inc.

Continuing Class I Directors
B.J. Cassin	69	Private Venture Capital Investor
Donald L. Lucas	73	Private Venture Capital Investor

Continuing Class III Director
John K. Kibarian, Ph.D.	38	Chief Executive Officer, President and Director of PDF Solutions, Inc.

      Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any of the directors or executive officers of the Company.

      Lucio L. Lanza has served as a director since November 1995. Mr. Lanza is the managing director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001. From 1990 to December 2000, Mr. Lanza served with U.S. Venture Partners, a venture capital firm, including as a general partner from 1996 through December 2000. Mr. Lanza has served as chairman of the board of directors of Artisan Components, Inc., a semiconductor intellectual property company, since November 1997 and as a director since March 1996.

      Kimon Michaels, Ph.D., one of our founders, has served in Vice Presidential capacities since March 1993 including currently as Vice President, Integration Practices, and as a director since November 1995. He also served as Chief Financial Officer from November 1995 to July 1998. Mr. Michaels received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

      B.J. Cassin has served as a director since November 1995. Mr. Cassin has been a private venture capital investor since 1979. Previously, he co-founded Xidex Corporation, a manufacturer of data storage media in 1969. Mr. Cassin is chairman of the board of directors of Cerus Corporation, a medical device company and several private companies. Mr. Cassin holds an A.B. in Economics from Holy Cross College.

      Donald L. Lucas has served as a director since May 1999. He has been a venture capitalist since 1960. He also has served as Chairman of the Board of Cadence Design Systems, Inc., an electronic design automation company, since 1988, Macromedia, Inc., a software company, Oracle Corporation, an information management software company and Tricord Systems, Inc., a storage system management software company. Mr. Lucas holds a B.A. in Economics and an M.B.A. from Stanford University.

      John K. Kibarian, Ph.D., one of our founders, has served as President since November 1991 and has served as our Chief Executive Officer since July 2000. Mr. Kibarian has served as a director since December 1992. Mr. Kibarian received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Meetings And Committees Of The Board Of Directors

      During the last fiscal year (the period from December 31, 2001 through December 31, 2002), the Board met five times and took action by unanimous written consent five times during the same period. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee and an Audit Committee.

      B.J. Cassin and Lucio L. Lanza are members of the Compensation Committee. The Compensation Committee held two meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and to assist with the administration of our 2001 Stock Plan and 2001 Employee Stock Purchase Plan. The Board approved the formation of a Special Option Committee in June of 2000 to assist the Compensation Committee by serving as administrator for our stock plans for the purposes of granting options to purchase up to 35,000 shares of common stock to new, non-executive employees. In January of 2002, the Board also authorized the Special Option Committee to approve merit stock increases to existing employees by granting them options to purchase up to 15,000 shares of common stock. Mr. Kibarian comprises the Special Option Committee, with Mr. Melman serving in a confirmatory role. The Special Option Committee took action by unanimous written consent ten times during the last fiscal year.

      The Audit Committee is comprised of the following directors: Donald L. Lucas, B.J. Cassin and Lucio L. Lanza. The Audit Committee held five meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent public auditors, to monitor the effectiveness of our internal and external audit efforts, and to monitor our financial and accounting organization and our system of internal accounting controls.

      The Board does not presently have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

      Our directors did not receive any cash compensation for serving on the Board of Directors during fiscal 2002, although they were reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Our 2001 Stock Plan provides for the automatic grant of nonstatutory options to non-employee directors. Each new director subsequent to July 26, 2001, the effective date of our initial public offering, will be granted options to purchase 30,000 shares. In addition, each non-employee director is currently granted options to purchase 7,500 shares each year following the conclusion of the Annual Meeting of Stockholders for such year. However, subject to stockholder approval of Proposal 2 below, this number will be increased to 10,000 shares per year. These grants each vest at the rate of 25% on the one-year anniversary of the date of grant, and at the rate of  1/48 of the total options granted in each month thereafter.

      In February 2003, our Board of Directors approved a new director compensation plan pursuant to which each of our non-employee directors will be eligible to receive the following compensation in addition to the annual grant of options set forth above: an annual cash retainer fee in the amount of $11,000; per meeting fees of $1,500 per board meeting ($500 for telephone participation); and per meeting fees of $1,000 per committee meeting ($500 for telephone participation) for committee meetings held on days other than the same date as a board meeting (in which case there is no additional per meeting fee). Committee chairpersons will receive additional fees as follows: Audit Committee Chair $10,000 plus an option to purchase 5,000 shares per year; Compensation Committee Chair $3,000 plus an option to purchase 3,000 shares per year; and in the event that the Board elects to form a Corporate Governance-Nominating Committee, the Chair of such committee will be paid $3,000 annually plus an option to purchase 3,000 shares per year.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF THE 2001 STOCK PLAN TO

INCREASE THE ANNUAL GRANT OF OPTIONS TO NON-EMPLOYEE
DIRECTORS FROM 7,500 SHARES PER YEAR TO 10,000 SHARES PER YEAR

      At the 2003 Annual Meeting, our stockholders are being asked to approve an amendment (the “Amendment”) to the 2001 Stock Plan (the “2001 Plan”) to increase the annual grant of nonstatutory stock options to non-employee directors from 7,500 shares per year to 10,000 shares per year. A summary of the principal features of the 2001 Plan follows. The summary is not a complete description of all the provisions of the 2001 Plan. If you wish to obtain a copy of the actual plan document, please send a written request to the Chief Financial Officer at our principal offices at 333 West San Carlos Street, Suite 700, San Jose, CA 95110.

      The 2001 Plan was approved by the Board of Directors in June of 2001 and by the stockholders in July of 2001. The Board of Directors approved the Amendment on March 25, 2003, and stockholders are being requested to approve the Amendment at the Annual Meeting. The number of shares reserved for issuance under the 2001 Plan is increased on the first day of each of our fiscal years by the least of:

•	3,000,000 shares (subject to equitable adjustment in the event of a recapitalization, merger, spin-off or other similar event);

•	5% of our outstanding common stock on the last day of the immediately preceding fiscal year; or

•	the number of shares determined by the Board of Directors.

Vote Required

      The approval of the Amendment of the 2001 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Plan Summary

General

      The 2001 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, for the granting of stock purchase rights (SPRs) and nonstatutory stock options to employees, consultants and directors (collectively, Awards). See “U.S. Federal Income Tax Information” below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

      As of March 31, 2003, no shares had been issued upon exercise of options granted under the 2001 Plan, options to purchase 2,549,629 shares were outstanding and 2,831,747 shares remained available for future grant.

      The 2001 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration

      If permitted by Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and by the legal requirements relating to the administration of incentive stock option plans, grants under the 2001 Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers.

      With respect to grants of options to employees or consultants who are also officers or directors, grants under the 2001 Plan shall be made by a committee designated by the Board to make grants under the 2001 Plan, constituted in such a manner as to permit grants under the 2001 Plan to comply with Rule 16b-3, to qualify grants of options to certain executive officers as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the applicable laws.

      With respect to grants of options to employees or consultants who are neither directors nor officers, the 2001 Plan will be administered by (A) the Board or (B) a committee designated by the Board (the “Administrator”). The 2001 Plan Administrator receives no additional compensation for its services in connection with the administration of the 2001 Plan.

Eligibility

      The 2001 Plan provides that options may be granted to our employees (including officers and directors who are also employees) and consultants (including non-employee directors). Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to our success and other relevant factors. The actual number of Awards that will be granted to particular individuals under the 2001 Plan cannot be determined since participation is at the discretion of the Administrator. As of March 31, 2003, there were approximately 225 employees, officers, consultants and directors eligible to receive Awards under the 2001 Plan. The following table sets forth information concerning Awards made in Fiscal 2002 under the 2001 Plan. This information may not be indicative of future Awards under the 2001 Plan.

New Plan Benefits

Number of
Name and Position	Shares

John K. Kibarian, Chief Executive Officer and President	100,000
David A. Joseph, Executive Vice President, Sales, Marketing and Business Development	30,000
P. Steven Melman, Chief Financial Officer and Vice President, Finance and Administration	80,000
Kimon Michaels, Vice President, Integration Practice	80,000
Bruce Hansen, Vice President, Products and Methods	45,000
All Executive Officers as a Group	720,000
All Non-Executive Officers as a Group	22,500
All Non-Executive Officer Employees as a Group	1,376,425

      The 2001 Plan provides that the maximum number of shares of common stock that may be granted under options to any one employee under the 2001 Plan during any fiscal year is 1,000,000 (2,000,000 shares in the first year of an individual’s employment with us). No individual shall receive stock purchase rights covering more than 500,000 shares in any fiscal year (1,000,000 shares in the first year of an individual’s employment with us). These limits are subject to equitable adjustment in the event of a recapitalization, merger, spin-off or other similar event. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

      The 2001 Plan provides for the automatic grant of nonstatutory stock options to non-employee directors. Each non-employee director who first becomes a board member after July 26, 2001 will be granted options for 30,000 shares (subject to equitable adjustment in the event of a reorganization merger, spin-off or other similar event). In addition, subject to stockholder approval of the Amendment, following the Annual Meeting each non-employee director will be granted options for 10,000 shares (subject to equitable adjustment in the event of a reorganization merger, spin-off or other similar event) annually. If the Amendment is not approved by the stockholders, each non-employee director will continue to receive an option to purchase 7,500 shares annually. These automatic grants shall vest in accordance with the vesting schedule set forth above; however, in the event of a change in control, these options shall become 100% vested.

Terms of Options

      The terms of options granted under the 2001 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between us and the optionee and is subject to the following additional terms and conditions:

(a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for us. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to us specifying the number of shares of common stock to be purchased, and by paying the purchase price. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

(b) Exercise Price. The exercise price of options granted under the 2001 Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant in the case of incentive stock options, as determined by the Administrator, based upon the closing price on the Nasdaq National Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of our stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to certain executive officers are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant if such options are intended to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Option Termination Date. Incentive stock options granted under the 2001 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

(d) Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee

(e) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with 2001 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

      In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receiving consideration, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual limitation on grants to employees, as well as the number of shares available for issuance under the 2001 Plan. In the event we propose to dissolve or liquidate, each option will terminate unless otherwise provided by the Administrator.

Merger/Sale of Assets

      In the event we sell all or substantially all of our assets or merge with another corporation, each option and stock purchase right generally may be assumed or an equivalent option or right substituted by the successor corporation. However, if the successor corporation does not agree to this assumption or substitution, the option or stock purchase right generally will accelerate in full immediately prior to the closing of the transaction.

Stock Purchase Rights

      In addition to stock options, the Administrator may issue SPRs under the 2001 Plan to employees, non-employee directors and consultants. The Administrator determines the number of shares, price, terms, conditions and restrictions related to a grant of SPRs. The purchase price of a SPR granted under the 2001 Plan will be determined by the Administrator. Unless the Administrator determines otherwise, the recipient of a SPR must execute a restricted stock purchase agreement granting us an option to repurchase unvested shares at cost upon termination of the recipient’s relationship with us.

Amendment and Termination

      The Board may amend the 2001 Plan at any time or may terminate it without approval of the stockholders, subject to the stockholder approval requirements of applicable laws. However, no action by the Board or the stockholders may alter or impair any option previously granted under the 2001 Plan, unless mutually agreed otherwise between the optionee and the Board. Unless it is otherwise extended, the 2001 Plan shall terminate in June 2011, provided that any options then outstanding under the 2001 Plan shall remain outstanding until they expire by their terms.

U.S. Federal Income Tax Information

      The following is a brief summary of the U.S. federal income tax consequences of transactions under the 2001 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters, which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. We advise all optionees to consult their own tax advisors concerning the tax implications of option grants and exercises, stock purchases and the disposition of stock acquired upon such exercises and purchases under the 2001 Plan.

Stock Options

      Options granted under 2001 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Internal Revenue Code, or nonstatutory stock options, which will not qualify. If an option granted under 2001 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax (see below). We will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the common stock. In that event, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

      All other options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on the date of exercise over the exercise price, provided that either the common stock is not subject to any Company repurchase right at the time of exercise or, if it is subject to such a repurchase right, the optionee makes a timely Section 83(b) election (see below). The income recognized by an optionee who is also an employee will be subject to income and employment tax withholding by payment in cash by the optionee or out of the optionee’s current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

Alternative Minimum Tax

      The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Internal Revenue Code. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount. Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

      In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

      If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year’s regular tax in excess of the alternative minimum tax for such year.

Options Subject to Repurchase Rights

      If common stock issued upon exercise of an option is subject to a repurchase right entitling us to buy back the shares at the option exercise price upon termination of services prior to the applicable vesting period, then the income tax consequences of exercising an option will vary depending on whether the optionee makes a special tax election referred to as a “Section 83(b) election” within thirty days after exercise of an option. If the optionee makes a timely Section 83(b) election, then the income tax consequences of exercising an option will be as summarized above. If, however, the optionee does not make a Section 83(b) election, the optionee will be treated as exercising the option on the later of the actual exercise date and the date our repurchase right lapses with respect to such share of common stock on the applicable vesting date. As a result, the amount of alternative minimum taxable income (if the option is an incentive stock option) or regular taxable income (if this option is a nonstatutory stock option or common stock acquired upon exercise of an incentive stock option is disposed of prior to completion of both holding periods described previously) attributable to exercise of an option will be determined as follows: No alternative minimum or regular taxable income, as applicable, will be recognized at the time of exercise, but instead such income will be recognized by the optionee with respect to each share of common stock at the time our repurchase right lapses with respect to such share of common stock on the applicable vesting date. The amount of alternative minimum or regular taxable income, as applicable, recognized on each vesting date will equal the excess of the fair market value as of the vesting date of the shares then vesting over the exercise price paid for such common stock.

      The purchase of shares of common stock pursuant to the exercise of a stock purchase right and the sale of such shares by a purchaser are generally taxed in the same manner as nonstatutory stock options, as described above.

      Optionees should consult their own tax advisors regarding the advisability of making a Section 83(b) election under their particular circumstances and the procedural requirements for making such an election.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for fiscal 2003. Deloitte & Touche LLP has served as our independent auditors since September 18, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows how much common stock is owned by owners of more than 5% of our outstanding common stock and by the directors, the Named Executive Officers identified on page 16, and all executive officers and directors as a group, as of March 31, 2003. Except as otherwise indicated, the address for each person listed as a director or officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power, or shares such powers with his spouse, with respect to the shares shown as beneficially owned.

	Amount and
	Nature of	Percentage of
	Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership(1)	(1)(2)

5% Stockholders:
Wasatch Advisors, Inc.	1,843,500	7.97%
150 Social Hall Avenue
Salt Lake City, UT 84111
Kern Capital Management, LLC	1,461,800	6.32
114 West 47th Street, Suite 1926
New York, NY 10036(3)
Cadence Design Systems, Inc.	1,305,443	5.64
2655 Seely Road, Building 5
San Jose, CA 95134
Executive Officers and Directors:
John K. Kibarian(4)	2,800,756	12.11
Kimon Michaels(5)	1,698,516	7.35
Thomas Cobourn(6)	1,299,262	5.62
B.J. Cassin(7)	517,459	2.24
David Joseph(8)	316,815	1.37
P. Steven Melman(9)	252,174	1.09
P.K. Mozumder(10)	206,666	*
Donald L. Lucas(11)	144,152	*
Lucio L. Lanza(12)	80,878	*
Bruce Hansen(13)	54,126	*
Rebecca M. Baybrook(14)	20,288	*
Cornelis D. Hartgring	0	*
Douglas M. Raymond	0	*
All executive officers and directors as a group (13 persons)(15)	7,391,092	32.0

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 31, 2003.

(2)	Percentage of beneficial ownership is based on 23,125,736 shares outstanding as of March 31, 2003. For each named person, the percentage ownership includes stock, which the person has the right to acquire within 60 days after March 31, 2003, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% stockholders are based primarily on publicly-filed

Schedule 13D’s or 13G’s, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2002.

(3)	The principals and controlling members of Kern Capital Management, LLC (KCM), Robert E. Kern, Jr. and David G. Kern, may be deemed to share voting and dispositive control over the shares, but each disclaims beneficial ownership therein except to the extent of their pecuniary interest therein as a result of their respective interests in KCM.

(4)	Includes 62,502 unvested shares subject to our right to repurchase upon termination of employment and 25,000 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(5)	Includes 20,000 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(6)	Includes 66,666 shares held in the name of the Thomas F. Cobourn 2001 Grantor Retained Annuity Trust dated June 25, 2001 and 17,500 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(7)	Includes 41,666 shares held in the name of Cassin Family Partners, A California Limited Partnership, 473,918 shares held in the name of The Cassin Family Trust U/D/T dtd 1/31/96 and 1,875 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(8)	Includes 54,723 unvested shares subject to our right to repurchase upon termination of employment and 27,290 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(9)	Includes 22,223 unvested shares subject to our right to repurchase upon termination of employment and 20,000 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(10)	Includes 23,334 unvested shares subject to our right to repurchase upon termination of employment.

(11)	Includes 22,495 shares held by the Donald L. Lucas Remuneration Trust. Also includes 46,422 shares held in the name of the Donald L. Lucas Profit Sharing Trust and 23,360 shares held in the name of the Donald L. Lucas & Lygia S. Lucas Trust U/D/T 12/3/84. Also includes 12,501 unvested shares subject to our right to repurchase upon termination of service and 1,875 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(12)	Includes 14,584 unvested shares subject to our right to repurchase upon termination from service and 1,875 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(13)	Includes 51,318 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(14)	Includes 20,000 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

(15)	Includes an aggregate of 189,867 unvested shares, which are subject to our right to repurchase upon termination of employment or service and an aggregate of 113,540 shares issuable upon the exercise of stock options as of March 31, 2003 or within 60 days thereafter.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2002 about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1996 Stock Option Plan, the 1997 Stock Plan, 2001 Stock Plan and our Employee Stock Purchase Plan (ESPP).

	Number of Securities		Number of Securities
	to be Issued	Weighted-Average	Remaining Available for Future
	Upon Exercise of	Exercise Price	Issuance Under Equity
	Outstanding Options,	of Outstanding Options,	Compensation Plans (excluding
Plan Category	Warrants and Rights	Warrants and Rights	securities reflected in column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	3,468,735	$10.21	2,148,143	(1)(2)(3)
Equity Compensation Plans Not Approved by Stockholders	0 (4)	0.00	0
Total	3,468,735		2,148,143

(1)	Includes 1,674,448 shares available for issuance pursuant to options, stock appreciation rights, stock purchase rights and long-term performance awards under the 2001 Plan. The 2001 Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the least of 3,000,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(2)	Includes 473,695 shares available for issuance under the ESPP. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the least of 675,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(3)	Other than in connection with outstanding awards, no shares remain available for issuance pursuant to either of the 1996 Stock Option Plan or the 1997 Stock Plan.

(4)	We do not have any compensation plans under which equity securities are authorized for issuance which have not been approved by our stockholders.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

      The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2002, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2002 (the “Named Executive Officers”); and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation(1)

John K. Kibarian	2002	$230,000	$0	—	100,000	$1,477 (2)
Chief Executive Officer	2001	170,000	70,000	—	—	414
and President	2000	150,000	42,000	—	200,000	371
David A. Joseph	2002	216,250	72,500	—	30,000	477
Executive Vice President,	2001	190,000	50,000	—	50,000	414
Sales, Marketing and	2000	175,000	40,000	—	53,333	371
Business Development
P. Steven Melman	2002	179,000	60,000	—	80,000	477
Chief Financial Officer	2001	170,000	35,000	—	—	414
and Vice President,	2000	160,000	30,000	—	33,333	371
Finance and Administration
Kimon Michaels	2002	163,500	54,000	—	80,000	477
Vice President,	2001	150,000	45,000	—	—	407
Integration Practice	2000	125,000	35,000	—	40,000	316
Bruce Hansen	2002	182,385	30,000	—	45,000	477
Vice President, Products	2001	—	—	—	83,333	—
and Methods	2000	—	—	—	—	—

(1)	Amounts listed under “All Other Compensation” represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal year ended December 31, 2002. There is no cash surrender value under these life insurance policies.

(2)	Includes $1,000 received by Mr. Kibarian in connection with a PDF Solutions’ intellectual property patent award.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)				Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options Granted to	Exercise		Price Appreciation For
	Underlying	Employees	of Base		Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year(%)(3)	($/sh)(4)	Date	5%($)	10%($)

John K. Kibarian	100,000	4.77%	$12.87	5/6/12	$(158,176)	$510,464
David A. Joseph	30,000	1.43%	12.87	5/6/12	(47,453)	153,139
P. Steven Melman	80,000	3.82%	12.87	5/6/12	(126,541)	408,371
Kimon Michaels	80,000	3.82%	12.87	5/6/12	(126,541)	408,371
Bruce Hansen	30,000	1.43%	12.87	5/6/12	(47,453)	153,139
	15,000	0.72%	4.95	8/1/12	95,074	195,370

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest 25% on the one-year anniversary of the vesting commencement date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by Mr. Melman shall be exercisable to the extent of the number of shares that would otherwise vest if such officer remained employed by the Company or its successors for two years after the effective date of the transaction.

(2)	The potential realizable value illustrates the hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. These assumed rates comply with the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	The Company granted stock options representing 2,096,425 shares to employees in the last fiscal year.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure acceptable to PDF involving a same-day sale of the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended December 31, 2002. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2002(1)		at December 31, 2002(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John K. Kibarian	0	$0	0	100,000	$0	$(594,000)
David Joseph	0	0	14,582	65,418	(86,618)	(388,583)
P. Steven Melman	0	0	0	80,000	0	(475,200)
Kimon Michaels	0	0	0	80,000	0	(475,200)
Bruce Hansen	0	0	32,013	95,820	(125,068)	(421,998)

(1)	No stock appreciation rights were outstanding during fiscal 2002.

(2)	Based on the $6.93 per share closing price of our common stock on The Nasdaq Stock Market on December 31, 2002, less the exercise price of the options.

Change of Control Arrangements

      On July 9, 1998, we entered into a letter agreement with Mr. Melman to act as our Vice President, Finance and Administration and Chief Financial Officer. This letter agreement provides that in the event Mr. Melman is terminated without cause any time after his one-year anniversary with us and there is no change of control, Mr. Melman will receive six months accelerated vesting of shares purchased pursuant to an option or restricted stock purchase agreement. In the event of a change of control, Mr. Melman will receive 24 months accelerated vesting, regardless of whether his employment is terminated. Additionally, in the event Mr. Melman’s employment with the Company is terminated by the Company at any time without cause, he will be entitled to receive his monthly base salary and benefits for a period of six months, paid on a monthly basis. “Change of control” is defined as an event whereby a party or group of parties, different from those in control of PDF Solutions at the time of Mr. Melman’s offer, attains a majority voting right in PDF Solutions.

      On August 23, 2002, we entered into a letter agreement with Mr. Douglas Raymond to act as our Executive Vice President, Client Services. We also entered into a Change of Control Agreement with Mr. Raymond dated as of the same date. These agreements provide that (a) in the event Mr. Raymond is terminated without cause or terminates his employment for good reason (i) within six (6) months following the closing of a transaction resulting in a change of control that occurs within one year of his date of hire, Mr. Raymond will be entitled to acceleration of vesting with respect to any equity incentive awards, including stock options and restricted stock, such that 50% of such incentive awards or stock options shall become vested and/or exercisable or (ii) if Mr. Raymond’s termination date is after the one (1) year anniversary of his date of hire, but before the second anniversary of his date of hire, he will be entitled to acceleration of vesting with respect to any equity incentive awards, including stock options and restricted stock, such that 50% of any incentive awards and 25% of any stock options shall become vested and/or exercisable and (b) Mr. Raymond will be entitled to receive seven (7) months of his base salary in effect as of his termination date, paid either in a lump sum or in the form of salary continuation, as well as reimbursement for medical, health and dental benefits for up to seven (7) months. However, if Mr. Raymond is terminated without cause or terminates his employment for good reason during the period that begins six months after the closing of a change of control transaction but prior to the expiration of twelve (12) months following the closing of a change of control transaction, he will be entitled to receive the severance payment described above, but not any acceleration of vesting of incentive awards or stock options. For purposes of Mr. Raymond’s agreement, a “change of control”

is defined as (i) an acquisition by any party of 50% or more of the combined voting power of the then outstanding shares of voting stock of PDF; (ii) a merger in which PDF Solutions is not the surviving entity (subject to certain exceptions); (iii) members of the board at the time of Mr. Raymond’s hire date ceasing to constitute a majority of the board; provided that any new member elected by at least 2/3 of the incumbent board is considered part of the incumbent board; (iv) the sale, transfer or other disposition of all or substantially all of PDF’s assets (subject to certain exceptions); or (v) a reverse merger in which PDF Solutions is the surviving entity but in which PDF’s stockholders immediately prior to the merger do not hold more than 50% of the voting power after the merger.

      On August 29, 2002 we entered into a letter agreement with Mr. Cornelis Hartgring to act as our Vice President, Sales. This letter agreement provides that in the event of a change of control of PDF Solutions during the first two years of Mr. Hartgring’s employment, he will be entitled to receive twelve (12) months acceleration of vesting regardless of whether his employment is terminated. For purposes of Mr. Hartgring’s agreement, a “change of control” is defined as an event whereby a party or group of parties, different from those maintaining control at the time of Mr. Hartgring’s agreement, attains a 55% voting right in PDF.

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year that ended December 31, 2002. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

      Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Additionally, the Compensation Committee takes into account general economic and business conditions. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

      We utilize our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

      Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest over a four-year period at the rate of 25% on the one year anniversary of the vesting commencement date, and  1/48 of the total number of shares subject to the option vest each month thereafter, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Compensation of the Chief Executive Officer

      John K. Kibarian has served as our President since November 1991 and as our Chief Executive Officer since July 2001. Mr. Kibarian’s base salary for fiscal 2002 was $230,000 and he did not receive a cash bonus in fiscal 2002.

      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Kibarian’s salary. In addition to the foregoing, other significant factors considered in establishing Mr. Kibarian’s compensation were competitive factors and Mr. Kibarian’s leadership in achieving our long and short term strategic goals.

Deductibility of Executive Compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the 2001 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
PDF SOLUTIONS, INC.:

B.J. Cassin
Lucio L. Lanza

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors currently consists of B.J. Cassin and Lucio L. Lanza. No member of the Compensation Committee or executive officer of PDF Solutions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

      The Audit Committee of our Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in July 2000. The members of the Audit Committee are Mr. Lucas, Mr. Lanza and Mr. Cassin. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules presently in place.

      The Audit Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      The Audit Committee held five meetings during the fiscal year 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent public auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2002 with management and the independent auditors.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from PDF Solutions, Inc.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

B.J. Cassin
Lucio L. Lanza
Donald L. Lucas

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS

      For the fiscal year ended December 31, 2002, Deloitte & Touche LLP, our independent auditors, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether and determined that the provision of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining such auditors’ independence and has pre-approved the provision of all such audit services.

Audit Fees

      The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the audit of PDF’s annual consolidated financial statements for the fiscal year ended Decem-

ber 31, 2002 and for the reviews of the condensed consolidated financial statements included in PDF’s Quarterly Reports on Form 10-Q for the fiscal year, totaled approximately $208,300.

Financial Information Systems Design and Implementation Fees

      Deloitte & Touche LLP did not perform any financial information systems design and implementation services for PDF Solutions during the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP for all other services rendered to PDF Solutions during the fiscal year ended December 31, 2002, other than those disclosed above, totaled approximately $269,558. These fees included audit related fees in the amount of $23,370 and other non-audit related services consisting primarily of tax consultation and related services of $246,188.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans To, And Other Arrangements With, Officers And Directors

      We had an early exercise provision under our 1996 Stock Option Plan and 1997 Stock Plan, which allowed our optionholders and holders of stock purchase rights to purchase shares of stock underlying unvested options, subject to our own repurchase right. In addition, we previously had an employee loan program, which allowed employees to borrow the full exercise price of their options or stock purchase rights from us by signing a full recourse promissory note bearing interest at the applicable federal rate in the month of purchase. The following officers previously participated in the loan program and currently have notes outstanding:

      In connection with his purchase of 1,264,096 shares of common stock on December 1, 1995, we loaned approximately $15,000 to Thomas Cobourn under a four-year, 5.83% promissory note. The term of this note was extended for two years in 1999 at a rate of 5.93%. Mr. Cobourn paid this note in August 2001. In connection with his purchase of 26,666 shares of common stock on July 14, 2000, we loaned $80,000 to Mr. Cobourn under a four year, 6.62% promissory note. These notes are full recourse notes secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $95,115.

      In connection with his purchase of 1,648,516 shares of common stock on December 1, 1995, we loaned approximately $20,000 to Kimon Michaels under a four-year, 5.83% promissory note. The term of this note was extended for two years in 1999 at a rate of 5.93%. Mr. Michaels paid this note in August 2001. In connection with his purchase of 40,000 shares of common stock on July 14, 2000, we loaned $120,000 to Mr. Michaels under a four-year, 6.62% promissory note. These notes are full recourse notes secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $142,673.

      In connection with his purchase of 200,000 shares of common stock on August 25, 1998, we loaned approximately $30,000 to P. Steven Melman under a four-year, 5.47% promissory note. Mr. Melman paid this note in September 2002. In connection with his purchase of 33,333 shares of common stock on July 14, 2000, we loaned $100,000 to Mr. Melman under a four-year, 6.62% promissory note. These notes are full recourse notes secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $118,876.

      In connection with his purchase of 166,666 shares of common stock on October 5, 1998, we loaned $25,000 to P.K. Mozumder under a four-year, 5.47% promissory note. Mr. Mozumder paid this note in August 2002. In connection with his purchase of 40,000 shares of common stock on July 13, 2000, we loaned $120,000 to Mr. Mozumder under a four-year, 6.62% promissory note. Mr. Mozumder made partial repayment of this note in February 2003. These notes are full recourse notes secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $57,599.

      In connection with his purchase of 200,000 shares of common stock on December 4, 1998 we loaned $75,000 to David A. Joseph under a four-year, 4.46% promissory note. In connection with his purchase of 33,333 shares on September 20, 1999 we loaned $12,500 to David Joseph under a four year, 4.46% promissory note and in connection with his purchase of 53,333 shares of common stock on July 14, 2000, we loaned $160,000 to Mr. Joseph under a four year, 6.62% promissory note. These notes are full recourse notes secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $294,664.

      In connection with his purchase of 200,000 shares of common stock on July 14, 2000, we loaned $600,000 to John K. Kibarian under a four-year, 6.62% promissory note. This note is a full recourse note secured by pledges of the shares of common stock purchased. At March 31, 2003 his indebtedness plus accrued interest totaled approximately $713,365.

      In connection with his purchase of 50,000 shares of common stock on July 24, 2001, we loaned approximately $550,000 to Lucio L. Lanza under a four-year, 7.75% promissory note. This note is a full recourse note secured by a pledge of the shares of common stock purchased. At March 31, 2003, his indebtedness plus accrued interest totaled approximately $623,955.

Other Transactions

Option Grants

      We have granted options to some of our officers and directors. Please see “Compensation of Executive Officers and Other Matters — Option Grants in Last Fiscal Year” and “Proposal 1 — Director Compensation”.

Limitation of Liability and Indemnification Matters

      As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

      In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

      We believe that all related-party transactions described above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for our stock since July 26, 2001 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index, (ii) the JP Morgan H & Q Technology Index, and (iii) the RDG Technology Composite Index. The graph assumes that $100 was invested on July 27, 2001. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00 (price at which such stock was first offered to the public by the Company on the date of its initial public offering) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*

AMONG PDF SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE JP MORGAN H & Q TECHNOLOGY INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

	Cumulative Total Return

	7/27/01	9/01	12/01	3/02	6/02	9/02	12/02

PDF Solutions, Inc.	100.00	85.42	175.00	142.92	60.92	44.08	57.75
Nasdaq Stock Market (U.S.)	100.00	69.39	90.20	85.46	68.12	54.66	62.36
JP Morgan H & Q Technology(1)	100.00	65.50	88.67	79.89
RDG Technology Composite	100.00	68.83	88.09	79.93	58.27	42.98	51.99

*	$100 Invested on 7/27/01 in stock or on 6/30/01 in index — including reinvestment of dividends. Fiscal year ending December 31.

(1)	We have added the RDG Technology Composite Index to the Proxy Statement this year due to the fact that the JP Morgan H&Q Technology Index was discontinued in March 2002.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements, with the exception that Mr. Lanza failed to timely file his Form 4 for the month of January, 2002 and Ms. Baybrook failed to timely file her initial report on Form 3.

Other Matters

      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

PETER COHN
Secretary

San Jose, California

April 10, 2003

Appendix A

PDF SOLUTIONS, INC.

2001 STOCK PLAN

AS AMENDED MARCH 25, 2003

SECTION 1.	INTRODUCTION		1

SECTION 2.	DEFINITION		1

	(a)	“Affiliate”	1
	(b)	“Award”	1
	(c)	“Board”	1
	(d)	“Change In Control”	1
	(e)	“Code”	2
	(f)	“Committee”	2
	(g)	“Common Stock”	2
	(h)	“Company”	2
	(i)	“Consultant”	2
	(j)	“Director”	2
	(k)	“Disability”	2
	(l)	“Employee”	2
	(m)	“Exchange Act”	2
	(n)	“Exercise Price”	2
	(o)	“Fair Market Value”	2
	(p)	“Grant”	3
	(q)	“Incentive Stock Option” or “ISO”	3
	(r)	“Key Employee”	3
	(s)	“Non-Employee Director”	3
	(t)	“Nonstatutory Stock Option” or “NSO”	3
	(u)	“Option”	3
	(v)	“Optionee”	3
	(w)	“Parent”	3
	(x)	“Participant”	3
	(y)	“Plan”	3
	(z)	“Restricted Stock”	3
	(aa)	“Restricted Stock Agreement”	3
	(bb)	“Securities Act”	3
	(cc)	“Service”	3
	(dd)	“Share”	3
	(ee)	“Stock Option Agreement”	3
	(ff)	“Stock Purchase Right”	4
	(gg)	“Subsidiary”	4
	(hh)	“10-Percent Shareholder”	4

SECTION 3.	ADMINISTRATION		4

	(a)	Committee Composition	4
	(b)	Authority of the Committee	4
	(c)	Indemnification	4

SECTION 4.	ELIGIBILITY		5

	(a)	General Rules	5
	(b)	Incentive Stock Options	5
	(c)	Non-Employee Director Options	5

SECTION 5.	SHARES SUBJECT TO PLAN		6

	(a)	Basic Limitation	6
	(b)	Annual Addition	6
	(c)	Additional Shares	6
	(d)	Limits on Options	6
	(e)	Limits on Stock Purchase Rights	6

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS		6

	(a)	Stock Option Agreement	6
	(b)	Number of Shares	6
	(c)	Exercise Price	6
	(d)	Exercisability and Term	6
	(e)	Modifications or Assumption of Options	7
	(f)	Transferability of Options	7
	(g)	No Rights as Stockholder	7
	(h)	Restrictions on Transfer	7

SECTION 7.	PAYMENT FOR OPTIONS SHARES		7

	(a)	General Rule	7
	(b)	Surrender of Stock	7
	(c)	Promissory Note	7
	(d)	Other Forms of Payment	7

SECTION 8.	TERMS AND CONDITIONS FOR AWARDS OF STOCK PURCHASE RIGHTS		8

	(a)	Time, Amount and Form of Awards	8
	(b)	Agreements	8
	(c)	Payment for Restricted Stock	8
	(d)	Vesting Conditions	8
	(e)	Assignment or Transfer of Restricted Stock	8
	(f)	Trusts	8
	(g)	Voting and Dividend Rights	8

SECTION 9.	PROTECTION AGAINST DILUTION		8

	(a)	Adjustments	8
	(b)	Participant Rights	9

SECTION 10.	EFFECT OF A CHANGE IN CONTROL		9

	(a)	Merger or Reorganization	9
	(b)	Acceleration	9

SECTION 11.	LIMITATIONS ON RIGHTS		9

	(a)	Retention Rights	9

	(b)	Stockholders’ Rights	9
	(c)	Regulatory Requirements	9

SECTION 12.	WITHHOLDING TAXES		10

	(a)	General	10
	(b)	Share Withholding	10

SECTION 13.	DURATION AND AMENDMENT		10

	(a)	Term of the Plan	10
	(b)	Right to Amend or Terminate the Plan	10

SECTION 14.	EXECUTION		10

PDF SOLUTIONS, INC.

2001 STOCK PLAN

AS AMENDED MARCH 25, 2003

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the PDF Solutions, Inc. 2001 Stock Plan on June 12, 2001 (the “Adoption Date”), and the Company’s stockholders approved the Plan on July 6, 2001. The Plan is effective on the date of our initial public offering.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Purchase Rights granting Restricted Stock and Options which may be Incentive Stock Options or Nonstatutory Stock Options.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement or Restricted Stock Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option or Stock Purchase Right under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Change In Control” except as may otherwise be provided in a Stock Option Agreement or Restricted Stock Agreement, means the occurrence of any of the following:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

(iv)	Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

(B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

(C) The Company; or

(v)	A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(g) “Common Stock” means the Company’s common stock.

(h) “Company” means PDF Solutions, Inc.

(i) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(j) “Director” means a member of the Board who is also an Employee.

(k) “Disability” means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

(o) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for such date;

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(ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ system for such date;

(iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

             Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(p) “Grant” means any grant of an Award under the Plan.

(q) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422(b).

(r) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(u) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(v) “Optionee” means an individual, estate or other entity that holds an Option.

(w) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(x) “Participant” means an individual or estate or other entity that holds an Award.

(y) “Plan” means this PDF Solutions, Inc. 2001 Stock Plan as it may be amended from time to time.

(z) “Restricted Stock” means a Share awarded under the Plan pursuant to a Stock Purchase Right.

(aa) “Restricted Stock Agreement” means the agreement described in Section 8 evidencing Restricted Stock that may be purchased following the Award of a Stock Purchase Right.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Service” means service as an Employee, Director, Non-Employee Director or Consultant.

(dd) “Share” means one share of Common Stock.

(ee) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

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(ff) “Stock Purchase Right” means the right to acquire Restricted Stock pursuant to Section 8.

(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii)	interpreting the Plan; and

(iv)	making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or

4

proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement or Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

(c) Non-Employee Director Options. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

(i) Each eligible Non-Employee Director elected or appointed after the effective date of the Company’s initial public offering shall automatically be granted an NSO to purchase 30,000 Shares (after giving effect to the June 2001 stock split) (subject to adjustment under Section 9) as a result of his or her initial election or appointment as a Non-Employee Director. Upon the conclusion of each regular annual meeting of the Company’s stockholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of the Board and who received an initial grant thereafter shall receive an NSO to purchase 10,000 Shares (after giving effect to the June 2001 stock split) (subject to adjustment under Section 9). All NSOs granted pursuant to this Section 4 shall vest and become exercisable provided the individual is serving as a director of the Company as of the vesting date as follows: 25% one year from the date of grant, then in 36 equal monthly installments commencing on the date one month and one year after the date of grant.

(ii) All NSOs granted to Non-Employee Directors under this Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company.

(iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in Section 7.

(iv) All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earlier of:

                            (1) The 10th anniversary of the date of grant; or

                            (2) The date ninety (90) days after the termination of such Non-Employee Director’s Service for any reason.

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SECTION 5. SHARES SUBJECT TO PLAN.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 3,000,000 Shares (after giving effect to the June 2001 stock split).

(b) Annual Addition. Beginning with the first fiscal year of the Company beginning after the Effective Date, on the first day of each fiscal year, Shares will be added to the Plan equal to the lesser of (i) 3,000,000 Shares (after giving effect to the June 2001 stock split), (ii) five percent (5%) of the outstanding shares on the last day of the prior fiscal year, or (iii) such lesser number of Shares as may be determined by the Board in its sole discretion.

(c) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

(d) Limits on Options. No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 1,000,000 Shares (after giving effect to the June 2001 stock split), or 2,000,000 Shares (after giving effect to the June 2001 stock split) in the first fiscal year of a Key Employee’s employment with Company.

(e) Limits on Stock Purchase Rights. No Key Employee shall receive an Award of Stock Purchase Rights during any fiscal year covering in excess of 500,000 Shares (after giving effect to the June 2001 stock split), or 1,000,000 Shares (after giving effect to the June 2001 stock split) in the first fiscal year of a Key Employee’s employment with Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. A Stock Option Agreement may permit an Optionee to

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exercise an Option before it is vested, subject to the Company’s right of repurchase over any Shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) No Rights as Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(h) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Promissory Note. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

(d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

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     SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF STOCK PURCHASE RIGHTS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of Stock Purchase Rights pursuant to which Restricted Stock will be awarded to a Key Employee. Such Rights may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Stock will be forfeited in the event that the related NSOs is exercised.

(b) Agreements. Each Award of a Stock Purchase Right under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock. Restricted Stock may be issued pursuant to the Award of a Stock Purchase Right with or without cash consideration under the Plan.

(d) Vesting Conditions. Each Award of Restricted Stock shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

(e) Assignment or Transfer of Restricted Stock. Except as provided in Section 13, or in a Restricted Stock Agreement, or as required by applicable law, an Award granted under this Section 8 shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Stock by will or by the laws of descent and distribution.

(f) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

(g) Voting and Dividend Rights. The holders of Restricted Stock acquired pursuant to a Stock Purchase Right awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

SECTION 9. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

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(i) the number of Shares available for future Awards and the per person Share limits under Section 5;

(ii) the number of Shares covered by each outstanding Award; or

(iii) the Exercise Price under each outstanding Option.

(b) Participant Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 10. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. Except as otherwise provided in the applicable Stock Option Agreement or Restricted Stock Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 10(a), no acceleration of vesting shall occur. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 10(a), all Awards shall vest and become immediately exercisable.

SECTION 11. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 9.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

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SECTION 12. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may the Company allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 13. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. No Options shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. The Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 13(b).

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 14. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company

PDF SOLUTIONS, INC.

By Title	/s/ P. Steven Melman Chief Financial Officer

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PDF SOLUTIONS, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2003

The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2003, and hereby appoints John K. Kibarian and P. Steven Melman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Friday, May 16, 2003, at 1:30 p.m. (PDT), at the San Jose Marriott, 301 South Market Street, San Jose, CA 95113, at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

Vote by Telephone			Vote by Internet

1.	Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	1.	Log on to the Internet and go to http://www.eproxyvot.com/pdfs

2.	Enter your Voter Control Number located on your Proxy Card above your name and follow the easy recorded instructions.	2.	Enter your Voter Control Number listed on your Proxy Card above your name and follow the easy steps outlined on the secured website.

If you vote over the Internet or by telephone, please do not return your Proxy Card.

1.	ELECTION OF DIRECTORS:

___	FOR all nominees listed below (except as indicated).

___	WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Lucio L. Lanza
Kimon Michaels

2.	PROPOSAL TO APPROVE THE AMENDMENT OF THE 2001 STOCK PLAN TO INCREASE THE ANNUAL GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS FROM 7,500 SHARES PER YEAR TO 10,000 SHARES PER YEAR.

____FOR	____AGAINST	___ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

____FOR	____AGAINST	___ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR AMENDMENT OF THE 2001 STOCK PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP BY THE AUDIT COMMITTEE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature	Date:

Signature	Date:

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)